Exhibit 99.1

         iPayment, Inc.'s Motion for Summary Judgment Granted

    NASHVILLE, Tenn.--(BUSINESS WIRE)--Jan. 13, 2005--iPayment, Inc. (NASDAQ:IPMT) today announced that Judge Vincent Zurzolo of the United States Bankruptcy Court for the Central District of California granted iPayment's motion for summary judgment, thereby dismissing all the claims in the first amended complaint filed by the Trustee for the Estate of ITSV, Inc. against iPayment. Once the order or judgment is formally entered by the court, the plaintiff will have 10 days in which to file a notice of appeal.

    About iPayment, Inc.

    iPayment, Inc. is a provider of credit and debit card-based payment processing services to over 100,000 small merchants across the United States. iPayment's payment processing services enable merchants to process both traditional card-present, or "swipe," transactions, as well as card-not-present transactions, including transactions over the internet or by mail, fax or telephone.

    CONTACT: iPayment, Inc., Nashville
             Clay Whitson, 615-665-1858, Ext. 115